UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 29, 2021

AERPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38560	61-1547850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9987 Carver Road Cincinnati, OH		45242
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (513) 985-1920

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	ARPO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Transition Services Agreement with Kevin G. Peters, M.D.

On April 1, 2021, Aerpio Pharmaceuticals, Inc. (the “Company”) entered into an Amendment to Transition Services Agreement (the “Amendment”) with Kevin G. Peters, M.D., the Company’s former Chief Scientific Officer and Chief Medical Officer, and a “named executive officer” for 2020 under Regulation S-K 402. Under his original transition services agreement entered into on February 9, 2021, Dr. Peters is eligible to receive certain severance and other benefits if he is terminated after a change of control (as defined in such agreement) of the Company or if he is terminated within three months prior to a change of control. The Amendment, among other things, lengthens the foregoing period of time to five months prior to a change of control. Except as modified by the Amendment, the original transition services agreement with Dr. Peters continues in full force and effect.

The foregoing description of the amendment to transition services agreement with Dr. Peters is qualified in its entirety by reference to the complete text of such agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Consulting Services Agreement with Kevin G. Peters, M.D.

On April 1, 2021, Dr. Peters also entered into a Consulting Services Agreement (the “Consulting Agreement”) with the Company, pursuant to which Dr. Peters has agreed to provide certain consulting services as an independent contractor to the Company at a rate of $300 per hour. Unless earlier terminated by the parties, the term of the Consulting Agreement will end on July 1, 2021. For his continued service relationship with the Company, stock option awards held by Dr. Peters will continue to vest for the duration of the Consulting Agreement.

The foregoing description of the consulting services agreement with Dr. Peters is qualified in its entirety by reference to the complete text of such agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Acceleration of Equity Awards

On March 29, 2021, the Company’s board of directors determined, in its capacity as administrator of the Company’s equity incentive plans, to accelerate equity awards held by certain individuals so that they would become fully vested and exercisable as of the effective time of a Sale Event (as defined in the Company’s 2017 Stock Option and Incentive Plan), including those held by Joseph H. Gardner, Ph.D., the Company’s president and founder, and Regina Marek, the Company’s vice president of finance, each a “named executive officer” under Regulation S-K 402 for 2020. The existing employment agreements for each of Dr. Gardner and Ms. Marek provide for acceleration of equity held by them under certain circumstances as described therein, and the foregoing action by the board of directors operates expressly to accelerate such awards upon a Sale Event.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment to Transition Services Agreement, entered into on April 1, 2021, by and between Aerpio Pharmaceuticals, Inc. and Kevin G. Peters.

10.2	Consulting Services Agreement, entered into on April 1, 2021, by and between Aerpio Pharmaceuticals, Inc. and Kevin G. Peters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2021	AERPIO PHARMACEUTICALS, INC.

	By:	/s/ Joseph Gardner, Ph.D.
Joseph Gardner
President and Founder